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                                                                    EXHIBIT 23.1

                       Consent of Independent Accountants

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 2001 (except as to "Subsequent Event-Business Acquisition" Note which is as of February 16, 2001) relating to the financial statements of Schlumberger Limited, which appears in Schlumberger Limited's Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, NY
August 8, 2001